Exhibit 107.1

Calculation of Filing Fee Tables

Form F-3

(Form Type)

COSTAMARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, including preferred stock purchase rights, par value $0.0001 per share	Rule 457(o)
	Equity	Preferred Stock, par value $0.0001 per share, and any American Depositary Shares representing Preferred Stock(5)	Rule 457(o)
	Debt	Debt Securities	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Other	Rights	Rule 457(o)
	Other	Units	Rule 457(o)
	Unallocated (Universal) Shelf		Rule 457(o)	$500,000,000	(3)	$500,000,000	0.00014760	$73,800.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$500,000,000		$73,800.00
	Total Fees Previously Paid							N/A
	Total Fee Offsets(6)							$62,102.51
	Net Fee Due							$11,697.49

(1)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $500,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. Rights to purchase preferred stock initially will trade together with the common stock. The value attributable to the rights, if any, will be reflected in the price of the common stock. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)	The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3 under the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the securities to be sold by the Registrant.

(5)	Preferred stock may be represented by American Depositary Shares. American Depositary Shares issuable on deposit of any preferred stock registered hereby will also be registered pursuant to a separate Registration Statement on Form F-6.

(6)	Pursuant to its Registration Statement on Form F-3 (File No. 333-254266, declared effective on March 25, 2021 (the “Prior Registration Statement”)), the Registrant previously registered such indeterminate number of securities of each of identified class as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $500,000,000. The identified classes of securities registered pursuant to the Prior Registration Statement were (a) Common Stock, including preferred stock purchase rights, par value $0.0001 per share; (b) Preferred Stock, par value $0.0001 per share, and any American Depositary Shares representing Preferred Stock; (c) Debt Securities; (d) Warrants; (e) Rights; and (f) Units. $500,000,000 of the securities registered pursuant to the Prior Registration Statement remain unsold at the termination of the offering contemplated by such registration statemen, leaving $62,102.51 in previously paid fees available for future offset. Pursuant to Rule 457(p) of the Securities Act, the Registrant is using $62,102.51 of the previously paid and unused fees to offset the registration fees required in connection with this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Costamare Inc.	F-3	333-254266	March 25, 2021		$62,102.51	Unallocated (Universal) Shelf	(1)	(1)	$500,000,000
Fee Offset Sources	Costamare Inc.	F-3	333-223392		March 2, 2018						$60,114.83
Fee Offset Sources	Costamare Inc.	F-3	333-214268		October 27, 2016						$1,987.68

(1)	In connection with the Prior Registration Statement, the Registrant, pursuant to Rule 457(p) of the Securities Act, offset $62,102.51 of the registration fee required in connection with the Prior Registration Statement by (i) $60,114.83 previously paid by the Registrant in connection with its Registration Statement on Form F-3 (File No. 333-223392), declared effective on March 16, 2018, all of which securities registered pursuant to such registration statement remain unsold at the termination of the offering contemplated by such registration statement and (ii) $1,987.68 previously paid by the Registrant in connection with its registration statement Form F-3 (File No. 333-214268), declared effective on November 7, 2016, $17,150,000 of which remain unsold at the termination of the offering contemplated by such registration statement.